Exhibit 99.1

Allied Esports Entertainment Board of Directors Appoints Yinghua Chen Chief Executive Officer

New York, NY. (September 8, 2022) — Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company”), a global esports entertainment company, today announced that the Company’s Board of Directors (the “Board”) has appointed Yinghua Chen as Chief Executive Officer. Ms. Chen had previously served as the Company’s President, Chief Investment Officer and Board Secretary. Given Ms. Chen’s additional responsibilities, Ms. Chen will no longer serve the Company as Chief Investment Officer or Board Secretary, and will continue to serve as President. She has served as a director of the Company since 2020.

Ms. Chen assumes the position of Chief Executive Officer from Lyle Berman, who has served as Co-Chairman of the Board and Interim Chief Executive Officer since February 2022. Mr. Berman retains his position as Co-Chairman of the Board, and has been appointed as Vice President, Mergers & Acquisition, where he will be more focused on the Company’s M&A activities. Mr. Berman has served as a director of the Company since May 2017.

Commenting on today’s announcement, Mr. Berman said, “I am pleased to pass the torch to Yinghua. As Interim CEO and as Company director, I have had the opportunity to work closely with her and I believe she is the ideal person to lead Allied Esports Entertainment’s executive operations as we move forward.”

Mr. Berman continued, “In addition, we remain focused on investing the substantial cash on our balance sheet to acquire or merge with an existing business. Looking ahead, the Board has asked me to focus my activities on sourcing and executing a transaction that drives the most possible value for AESE stockholders. We continue to explore a number of potential acquisition opportunities; however, given the current macroeconomic conditions, we are evaluating these opportunities very carefully and cautiously.”

Ms. Chen commented, “I am honored to serve as Allied Esports Entertainment’s Chief Executive Officer and I am grateful to the Board for this opportunity. Along with our very capable team, I look forward to helping guide our future success and maximize stockholder value.”

As previously announced, the Company has engaged The Benchmark Company, LLC to serve as its exclusive financial advisor in connection with a potential business combination transaction. The Company has reviewed a number of potential target investment opportunities over the past several months, and due diligence, as well as the continued sourcing of other opportunities, remains ongoing. The Company also remains in the process of exploring strategic options for the Esports business. AESE intends to provide further updates in due course when appropriate.

About Allied Esports Entertainment

Allied Esports Entertainment, Inc. (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide. For more information, visit alliedesports.gg.

Forward-Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to meet Nasdaq’s continued listing standards; our ability to execute on our business plan; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; a change in our plans to enter into one or more future acquisition or strategic transactions using the net proceeds from the sale of our World Poker Tour business in 2021; and our ability to, or a decision not to pursue, strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AESE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on May 26, 2022, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

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Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

Media Contact:

Brian Fisher

Allied Esports Entertainment

brian@alliedesports.com